                                                                   EXHIBIT 10.14

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This Employment and Non-Competition Agreement (this "Agreement"), dated as of February 12, 1998, is by and among PalEx Container Systems, Inc., a Delaware corporation (the "Company"), and __________________________("Employee").


                                   RECITALS

     WHEREAS, the Company is in the business of reconditioning, manufacturing, distributing, brokering, managing and/or transporting steel drums and providing other logistics services with respect thereto; and

     WHEREAS, PalEx, Inc., a Delaware corporation that owns all the outstanding capital stock of the Company ("PalEx"), CSCNW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("CSCNW"), CSCSW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("CSCSW"), Employee, Consolidated Drum Reconditioning Co., Inc. ("CDR") and certain related parties entered into an Asset Purchase Agreement dated the date hereof (the "Purchase Agreement"), pursuant to which CSCNW and CSCSW acquired the assets of CDR and its subsidiaries, other than the Southgate Assets (as defined in the Purchase Agreement) (the "Asset Purchase"); and

     WHEREAS, Employee owns 50% of the outstanding stock of CDR and is a director and principal executive officer of CDR and its subsidiaries; and

     WHEREAS, in connection with the Asset Purchase, the Company desires to retain Employee as an employee and officer of the Company, and Employee desires to accept such engagement after the Asset Purchase;

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                                 AGREEMENTS

     1.  Employment and Duties.
         ---------------------
     (1) The Company hereby employs Employee as its _______________________. As such, Employee shall have responsibilities, duties and authority commensurate with such position and shall perform such responsibilities and duties, and shall be based at, the Company's principal offices in Los Angeles County, California. Employee will report to the Board of Directors of the Company. Additional or different duties, titles or positions may, however, be assigned to Employee from time to time, provided that any such changes are consistent and compatible with Employee's experience, background and managerial skills. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and best efforts to promote and further the business of the Company.

     (2) Employee shall faithfully adhere to, execute and fulfill all lawful policies established by the Company.

     (3) Employee shall not, during the term of Employee's employment hereunder, be engaged in any business activity other than on behalf of the Company; provided, however, that the foregoing limitation shall not be construed as prohibiting Employee from making personal passive investments in any business in which Employee does not, directly or indirectly, provide services or participate in the management thereof, provided such investments do not violate the terms of Section 3 of this Agreement.

     2.  Compensation. For all services rendered by Employee, the Company shall
         ------------
compensate Employee as follows:

     (1) Base Salary. Beginning on the date of this Agreement and through the end of the Initial Term (as hereinafter defined), the base salary payable to Employee shall be $125,000 per year, payable on a monthly basis in accordance with the Company's standard payroll procedures. On at least an annual basis after the Initial Term, during the term of this Agreement, the Board of Directors of the Company (the "Board") will review Employee's performance and may recommend increases to such base salary if, in the Board's discretion, any such increase is warranted.

     (2) Incentive Bonus Plan. It is the Company's current intention to develop a written incentive bonus plan setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards on relatively the same basis as available to the officers and key employees of PalEx and its other subsidiaries.

     (3) Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

          (1) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (2) Three weeks of paid vacation per year or such greater amount as may be afforded officers and key employees at similar levels under the Company's and PalEx's policies in effect from time to time.

          (3) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board,

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

               participation in all other Company-wide employee benefits as may be adopted from time to time by the Company, and participation in any other insurance and employee benefits, perquisites or plans that include all the executive officers of PalEx.

     3.  Non-Competition Agreement.
         -------------------------
     (1) Employee recognizes that PalEx's and the Company's willingness to enter into the Purchase Agreement and to consummate the Asset Purchase is based in material part on Employee's agreement to the provisions of this Section 3, and
                                                                ---------
that Employee's breach of the provisions of this Section could materially damage the Company. Therefore, in consideration of the benefits to be received by Employee as a result of the Asset Purchase, Employee agrees that Employee will not, during the period of Employee's employment by or with the Company, and for the longer of (i) a period of one year immediately following the termination of Employee's employment with the Company under this Agreement or otherwise, and
(ii) five years following the Closing Date (as such term is defined in the Purchase Agreement), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature violate the noncompetition covenants of Article VIII of the Purchase Agreement, which are
                            ------------
hereby incorporated by reference in this Agreement in their entirety.

     (2) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company by injunctions, restraining orders and other equitable actions.

     (3) The covenants in this Section 3 are severable and separate, and the
                               ---------
unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this
Section 3 or Article VIII of the Purchase Agreement are unreasonable and
---------    ------------
therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     (4) Employee hereby agrees that the period during which the agreements and covenants of Employee made in this Section 3 shall be effective shall be
                                   ---------
computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 3.
                                   ---------

     4. Term; Termination; Rights on Termination. The term of this Agreement
        ----------------------------------------
shall begin on the date hereof and continue for two years (the "Initial Term"),
                                                                ------------
and, unless terminated as otherwise herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement and Employee's employment may be terminated in any one of the following ways:

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

     (1) Death. The death of the Employee shall immediately terminate this
         -----
Agreement with no severance compensation due to Employee's estate.

     (2) Disability. If, as a result of incapacity due to physical or mental
         ----------
illness or injury, Employee shall have been absent from full-time duties hereunder for four consecutive months, then 30 days after receiving written notice (which notice may occur before or after the end of such four-month period, but which shall not be effective earlier than the last day of such four-month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or Employee's life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within 30 days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. If this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within 10 days of the effective date of termination, a severance payment equal to six times his monthly base salary at the rate then in effect.

     (3) For Cause. The Company may terminate this Agreement 10 days after
         ---------
written notice to Employee for cause, which shall be: (i) Employee's material and irreparable breach of this Agreement; (ii) Employee's gross negligence in the performance or intentional nonperformance (continuing for 10 days after receipt of written notice of need to cure) of any of Employee's duties and responsibilities hereunder or reasonable instructions of the Board within the scope of his employment by the Company; (iii) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company; (iv) Employee's conviction of a felony crime; or (v) chronic alcohol abuse or drug abuse by Employee. In the event of a termination for cause, as enumerated above, Employee shall have no right to any severance compensation.

     (4) Without Cause. At any time after the commencement of employment, the
         -------------
Company or Employee may, without cause, terminate this Agreement and Employee's employment, effective 30 days after written notice is provided to the other party. Should Employee be terminated by the Company without cause during the term of this Agreement, Employee shall receive severance payments from the Company, in installments (without interest) in accordance with normal payroll practices of the Company, the greater of (i) Employee's monthly base salary for six months at the rate then in effect and (ii) Employee's aggregate monthly salary, at the rate then in effect, for the remainder of the Initial Term or the renewal term in effect at the time of such termination, as the case may be. If Employee resigns or otherwise terminates his employment without cause pursuant to this Section 4(d), Employee shall receive no severance compensation.
        ------------

     (5) Expiration of Term. The Company may terminate this Agreement effective
         ------------------
upon the expiration of the Initial Term and upon each anniversary of the Initial Term thereafter. The

Company shall notify the Employee of any such termination no less than 30 days before the expiration of the Initial Term of this Agreement or the anniversary of the Initial Term, as the case may be. Employee acknowledges that this Agreement may be terminated pursuant to this Section 4(e) with or without a
                                             ------------
corresponding termination of Employee's employment with the Company. If this Agreement is terminated pursuant to this Section 4(e) and Employee remains
                                         ------------
employed by the Company thereafter, then Employee shall be an "at will" employee of the Company following such termination. In the event of a termination of Employee's employment pursuant to this Section 4(e), Employee shall have no
                                       ------------
right to any severance compensation.

     (6) Effect of Termination. Upon termination of this Agreement for any
         ---------------------
reason provided in subsections (a) through (e) above, Employee shall be entitled
                   ---------------         ---
to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable Employee only to the extent and in the manner expressly provided herein. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under Sections 3, 5, 6 and 7
                                                         -------- -- -- -     -
and the Company's and Employee's obligations under Section 8 herein shall
                                                   ---------
survive such termination in accordance with their terms.

     If termination of Employee's employment arises out of the Company's failure to pay Employee on a timely basis the amounts to which Employee is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of Section 14 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder.

     5. Return of Company Property. All records, designs, patents, business
        --------------------------
plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, PalEx or any entity controlled by or under common control with the Company or PalEx (an "Affiliate") or the representatives, vendors or customers thereof that pertain
 ---------
to the business of the Company, PalEx or any Affiliate shall be and remain the property of the Company, PalEx or such Affiliate, as the case may be, and be subject at all times to the discretion and control thereof. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company, PalEx or their Affiliates that are collected or held by Employee shall be delivered promptly to the Company, PalEx or their Affiliates, as the case may be, without request by such party, upon termination of Employee's employment, without regard to the cause or reasons for such termination.

     6. Inventions. Employee shall disclose promptly to the Company any and all
        ----------
significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are (a) conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, (b) directly related to the business or activities of the Company, and (c) conceived by Employee as a result of Employee's employment by the Company or its predecessors. Employee hereby assigns and agrees to assign all Employee's interests in any such invention, improvement or valuable discovery to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company' interest in any such invention, improvement or valuable discovery.

     7.  Confidentiality.
         ---------------

     (1) Employee acknowledges and agrees that all Confidential Information (as defined below) is confidential and a valuable, special, and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Employee further acknowledges and agrees that Employee owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use; certain Confidential Information constitutes "trade secrets" under the laws of the State of California; and unauthorized disclosure or unauthorized use of the Confidential Information would irreparably injure the Company.

     (2) Both during the term of Employee's employment and after the termination of Employee's employment for any reason (including wrongful termination), Employee shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Employee by the Company. Employee shall not, at any time (either during or after the term of Employee's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, decompile, or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the President of the Company, or permit any other person to do so. Employee shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Employee.

     (3) Upon the termination of Employee's employment with the Company for any reason (including wrongful termination), and upon request of the Company at any other time, Employee shall promptly surrender and deliver to the Company all documents and other written material of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five days of any such request, Employee shall certify to the Company in writing that all such materials have been returned.

     (4) As used in this Agreement, the term "Confidential Information" shall
                                              ------------------------
mean any information or material known to or used by or for the Company or any of its Affiliates (whether or not owned or developed by the Company or such Affiliate and whether or not developed by Employee) that is not generally known to the public. Confidential information includes, but is not limited to, the following: (i) all trade secrets of the Company and its Affiliates; (ii) all information that the Company or its Affiliates has marked as confidential or has otherwise described to Employee (either in writing or orally) as confidential; (iii) all nonpublic information concerning the Company's and its Affiliates' products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, competition, test data, customers, customer lists and records, suppliers and contracts; (iv) all business records and plans of the Company and its Affiliates; (v) all personnel files of the Company and its Affiliates;(vi) all financial information of or concerning the Company and its Affiliates; (vii) all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights, and other intellectual property; (viii) all technical specifications; (ix) any proprietary information belonging to the Company or any Affiliate; and (x) all of the Company's or any Affiliate's computer hardware or software, training or instruction manuals and data and computer system passwords and user codes.

     8. Indemnification. If Employee is made a party to any threatened, pending
        ---------------
or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or PalEx against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith and shall advance such expenses to Employee, to the full extent permitted by the corporate law of the state in which the Company is incorporated. If both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, then the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel to the full extent permitted by the corporate law of the state in which the Company is incorporated.

     9. No Prior Agreements. Employee hereby represents and warrants to the
        -------------------
Company that the execution of this Agreement by Employee, his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party that was in existence as of the date of this Agreement.

     10. Assignment; Binding Effect. Employee understands that Employee has been
         --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11. Complete Agreement. Except as expressly provided herein, this Agreement
         ------------------
is not a promise of future employment. Employee has no oral understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     12. Notice. Whenever any notice is required hereunder it shall be given in
         ------
writing addressed as follows:

                   To The Company:   c/o PalEx, Inc.
                                     1360 Post Oak Blvd.
                                     Suite 800
                                     Houston, Texas  77056
                                     Attention: President and General Counsel

                   To Employee:      c/o Container Services Company
                                     P.O. Box 2067
                                     Montebello, California 90640

                   With a copy
                   (which shall
                   not constitute
                   notice) to:       Wilson Hart, Esq.
                                     3 Imperial Promenade
                                     Suite 400
                                     Santa Ana, California 92707

     Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.
                     ----------

     13. Severability; Headings. If any portion of this Agreement is held
         ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or any part hereof.

     14.  Dispute Resolution.
          ------------------
     (1) Except with respect to injunctive relief as provided in Section 3(b)
                                                                 ------------
 (which relief may be sought from any court or administrative agency with jurisdiction with respect thereto), any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted by a retired judge employed by the Los Angeles, California Regional Office of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The arbitration shall be
                                            ----
 held in JAMS' Los Angeles office.

     (2) The parties shall obtain from JAMS a list of the retired judges available to conduct the arbitration. The parties shall use their reasonable efforts to agree upon a judge to conduct the arbitration. If the parties cannot agree upon a judge to conduct the arbitration within 10 days after receipt of the list of available judges, the parties shall ask JAMS to provide the parties a list of three available judges (the "Judge List"). Within five days after
                                       ----------
receipt of the Judge List, each party shall strike one of the names of the available judges from the Judge List and return a copy of such list to JAMS and the other party. If two different judges are stricken from the Judge List, the remaining judge shall conduct the arbitration. If only one judge is stricken from the Judge List, JAMS shall select a judge from the remaining two judges on the Judge List to conduct the arbitration.

     (3) The arbitrator shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in Sections
                                                                        --------
4(b) and 4(c), respectively, or that the Company has otherwise materially
----     ----
breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.


                              PALEX CONTAINER SYSTEMS, INC.


                              By:
                                  -------------------------------
                                  Edward Rhyne, Vice President



                              EMPLOYEE:


                                  -------------------------------

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